Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On October 1, 2024 (the “Acquisition Date”), Powerfleet, Inc. (“Powerfleet” or the “Company”) and Powerfleet Canada Holdings Inc., a wholly owned subsidiary of the Company (“Canadian SPV” and, together with the Company, the “Purchasers”), completed the acquisition of Fleet Complete (as defined below) contemplated by the Share Purchase Agreement, dated as of September 18, 2024 (as amended, the “Purchase Agreement”), from Golden Eagle Topco, LP (“Golden Eagle LP”) and the persons that are party thereto under the heading “Other Sellers” (the “Other Sellers” and, together with Golden Eagle LP, the “Sellers”).

Pursuant to the Purchase Agreement, the Purchasers acquired all the direct and indirect common shares in the capital of Golden Eagle Canada Holdings, Inc. (“Canada Holdco”) and Complete Innovations Holdings Inc. (“CIH”), and all the issued and outstanding shares of common stock of Golden Eagle Holdings, Inc. (together with Canada Holdco and CIH, hereinafter referred to as “Fleet Complete”), in exchange for an aggregate purchase price of $194 million, with $21 million of the purchase price paid by the issuance of 4,285,714 shares of the Company’s common stock and the remainder paid in cash (the “FC Acquisition”).

The FC Acquisition will be accounted for as a business combination in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) (pursuant to Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”)), with Powerfleet treated as the “accounting acquirer”. As a result of the FC Acquisition, Powerfleet controls Fleet Complete as it beneficially owns 100% of the outstanding share capital of Fleet Complete. The unaudited pro forma condensed combined financial statements were prepared in accordance with the acquisition method of accounting. Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective estimated fair values with any excess purchase price allocated to goodwill. Significant estimates and assumptions were used in determining the estimated purchase price and the preliminary purchase price allocation reflected in the unaudited pro forma condensed combined financial statements. The process of valuing the net assets of Fleet Complete immediately prior to the business combination for purposes of presentation within this unaudited pro forma condensed combined financial information is preliminary. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the FC Acquisition, the MiX Telematics Combination (as defined below), and the Financings (as defined below).

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 is based upon and derived from the historical consolidated financial statements of the Company and combined financial information of CIH and Complete Innovations USA, Inc. (together, “Fleet Complete OpCos”) and gives effect to the FC Acquisition as if it had occurred on September 30, 2024. The financial statements of Canada Holdco, CIH and Golden Eagle Holdings, Inc. are not included in this filing as their business operations are immaterial and have no impact on the pro forma condensed combined balance sheets and statements of operations and comprehensive loss presented in this filing. The unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended March 31, 2024, and the six months ended September 30, 2024 are also based upon and derived from the historical financial information of the Company (as described in more detail below) and Fleet Complete OpCos and give effect to the FC Acquisition as if it had occurred on April 1, 2023. In addition, the unaudited pro forma condensed combined balance sheet information as of September 30, 2024 and the unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended March 31, 2024 and the six months ended September 30, 2024 are also based upon and derived from the historical financial information of MiX Telematics Proprietary Limited (formerly known as MiX Telematics Limited, “MiX Telematics”), which was combined with the Company on April 2, 2024 (the “MiX Telematics Combination” and, together with the FC Acquisition, the “Transactions”). The unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended March 31, 2024 were adjusted to give effect to MiX Telematics Combination as if it had occurred on April 1, 2023.

The MiX Telematics Combination was a significant business acquisition as defined by Rule 3-05 and Article 11 of Regulation S-X, and, as a result, the Company filed with the Securities and Exchange Commission (“SEC”) an S-1/A on December 5, 2024, which included historical audited financial statements of MiX Telematics as of and for the years ended March 31, 2024 and 2023 and unaudited pro forma condensed combined financial statements giving effect to the MiX Telematics Combination as of and for the year ended December 31, 2023 and for the three months ended March 31, 2024. Because both the FC Acquisition and the MiX Telematics Combination were deemed significant business acquisitions during the periods covered by unaudited pro forma condensed combined financial information, the pro forma information required by Item 9.01 of Form 8-K have been presented on a disaggregated basis due to the material nature of each such transaction.

On May 8, 2024, Powerfleet’s Board of Directors approved a change in its fiscal year end from December 31 to March 31. Therefore, on August 22, 2024, Powerfleet filed with the SEC a Transition Report on Form 10-KT for the transition period ended March 31, 2024. Powerfleet and Fleet Complete OpCos had different fiscal year ends, March 31, 2024 and September 30, 2023, respectively. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the year ended March 31, 2024 has been prepared using Powerfleet’s unaudited consolidated statements of operations and comprehensive loss for the year ended March 31, 2024 (calculated by adding the three months ended March 31, 2024 to and deducting the three months ended March 31, 2023 from the consolidated statements of operations and comprehensive loss for the year ended December 31, 2023) and Fleet Complete OpCos’ unaudited combined statements of income and comprehensive loss for the year ended March 31, 2024 (calculated as the audited combined statement of income and comprehensive loss for the year ended September 30, 2023 less the unaudited combined statement of income and comprehensive loss for the six months ended March 31, 2023 plus the combined unaudited statement of income and comprehensive loss for the six months ended March 31, 2024). The unaudited pro forma condensed combined statement of operations and comprehensive loss for the six months ended September 30, 2024 has been presented using Powerfleet’s unaudited consolidated statements of operations and comprehensive loss for the six months ended September 30, 2024 and Fleet Complete OpCos’ unaudited combined statements of income and comprehensive loss for the six months ended June 30, 2024 (calculated by deducting the unaudited combined statement of income and comprehensive loss for the three months ended December 31, 2023, from the unaudited combined statement of income and comprehensive loss for the nine months ended June 30, 2024). Fleet Complete OpCos’ unaudited combined statements of income and comprehensive loss for the three months ended March 31, 2024 are overlapping in the unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended March 31, 2024 and the six months ended June 30, 2024. The overlapping period includes revenue of $ 30.5 million and net loss of $ 6 million for the three months ended March 31, 2024 (refer to Note 9). The unaudited pro forma condensed combined balance sheet information as of September 30, 2024 has been prepared using Powerfleet’s unaudited consolidated balance sheet as of September 30, 2024 and Fleet Complete OpCos’ unaudited combined balance sheet as of June 30, 2024.

Furthermore, Fleet Complete OpCos have been historically preparing and presenting its financial information in accordance with Accounting Standards for Private Enterprises (“ASPE”) while Powerfleet’s financial information follows US GAAP. As such, the unaudited pro forma condensed combined balance sheet information as of September 30, 2024 and the unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended March 31, 2024 and the six months ended September 30, 2024 have been prepared by adjusting the historical combined financial information of Fleet Complete OpCos from ASPE to US GAAP. For more detail, refer to Note 8.

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The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Article 11 of Regulation S-X provides requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Powerfleet has elected not to present Management’s Adjustments in the unaudited pro forma condensed combined financial statements. The results set forth in the unaudited pro forma condensed combined financial information include adjustments that give effect to events that are directly attributable to the FC Acquisition.

In connection with the MiX Telematics Combination, Powerfleet raised new net debt funding of $102.7 million (the “MiX Debt Funding”) in order to fully redeem all of its outstanding Series A convertible preferred stock (the “Series A preferred stock”). On April 2, 2024, the Series A preferred stock was redeemed in full for $90.3 million, which was funded with the proceeds raised from the MiX Debt Funding.

In connection with the FC Acquisition, Powerfleet, together with I.D. Systems, Inc. (“IDSY”) and Movingdots GmbH (“Movingdots”), each a wholly owned subsidiary of the Company, entered into a Facility Agreement (the “Facility Agreement”) with FirstRand Bank Limited (acting through its Rand Merchant Bank division) (“RMB”) on September 27, 2024. Pursuant to the Facility Agreement, RMB agreed to provide the Company with a term loan facility in an aggregate principal amount of $125 million (the “RMB Term Facility”) that was drawn down on October 1, 2024. The proceeds of the RMB Term Facility were used by the Company to pay a portion of the purchase price for the FC Acquisition.

Further, on September 18, 2024, the Company entered into a Subscription Agreement with various accredited investors, pursuant to which the Company issued an aggregate of 20,000,000 shares of the Company’s common stock at a price per share of $3.50 for aggregate gross proceeds of $70 million (the “Private Placement”). The majority of these capital proceeds funded the remaining portion of the purchase price of the FC Acquisition. Pro forma adjustments related to the MiX Debt Funding, the RMB Term Facility and the Private Placement (collectively, the “Financings”) are presented in a separate column as “other transaction accounting adjustments” in the pro forma financial information.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma financial information and:

●	Powerfleet’s historical financial statements and accompanying notes included in the Quarterly Report on Form 10-Q for the six months ended September 30, 2024;

●	Powerfleet’s historical financial statements and accompanying notes included in the Transition Report on Form 10-KT for the transition period from January 1, 2024 to March 31, 2024;

●	Powerfleet’s historical financial statements and accompanying notes included in the Annual Report on Form 10-K for the year ended December 31, 2023;

●	Powerfleet’s historical financial statements and accompanying notes included in the Quarterly Report on Form 10-Q for the three months ended March 31, 2023;

●	Fleet Complete OpCos’ audited combined financial statements and accompanying notes for the year ended September 30, 2023, included in this Form 8-K;

●	Fleet Complete OpCos’ unaudited combined financial statements and accompanying notes for the six months ended March 31, 2023, included in this Form 8-K;

●	Fleet Complete OpCos’ unaudited combined financial statements and accompanying notes for the six months ended March 31, 2024, included in this Form 8-K; and

●	MiX Telematics’ historical financial statements and accompanying notes for the year ended March 31, 2024, included in Powerfleet’s Registration Statement on Form S-1 (File No. 333-283536).

The pro forma financial information is presented for illustrative purposes only and does not necessarily reflect what the combined company’s financial position or results of operations would have been had the Transactions and the related financings occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The unaudited pro forma condensed combined financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other activities, or the recognition of any cost increases or dis-synergies that might result from the Transactions. The Company’s actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

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Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2024

(In thousands, except share and per share data)

	Powerfleet, Inc. (includes MiX Telematics from April 2, 2024)	Fleet Complete OpCos (as of June 30, 2024) (Note 8)	Transaction Accounting Adjustments	Note 5 Ref.	Other Transaction Accounting Adjustments	Note 6 Ref.	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	25,962	3,143	(110,604)	5(A)	127,985	6(A), 6(B)	46,486
Restricted cash	63,074	-	(61,851)	5(A)	-		1,223
Accounts receivable	64,819	20,928	-		-		85,747
Inventory, net	23,488	5,883	-		-		29,371
Deferred costs - current	13	-	-		-		13
Prepaid expenses and other current assets	17,985	7,942	-		-		25,927
Total current assets	195,341	37,896	(172,455)		127,985		188,767

Fixed assets, net	51,928	3,610	-		-		55,538
Goodwill	300,283	32,406	46,570	5(B)	-		379,259
Intangible assets, net	167,320	5,841	95,909	5(C)	-		269,070
Right of use asset	9,402	2,613	292	5(D)	-		12,307
Severance payable fund	3,864	-	-		-		3,864
Deferred tax asset	3,602	1,492	-		-		5,094
Other assets	16,595	14,193	(7,833)	5(C)	-		22,955
Total assets	748,335	98,051	(37,517)		127,985		936,854

LIABILITIES
Current liabilities:
Short-term bank debt and current maturities of long-term debt	35,339	-	-		-		35,339
Accounts payable and accrued expenses	66,098	14,500	17,246	5(E)	-		97,844
Deferred revenue – current	10,447	4,296	-		-		14,743
Lease liability – current	2,248	1,025	-		-		3,273
Total current liabilities	114,132	19,821	17,246		-		151,199

Long-term debt - less current maturities	111,011	148,802	(148,802)	5(F)	123,557	6(A)	234,568
Deferred revenue - less current portion	4,674	-	-		-		4,674
Lease liability - less current portion	7,713	1,910	-		-		9,623
Accrued severance payable	4,677	-	-		-		4,677
Deferred tax liability	52,113	1,228	-		-		53,341
Other long-term liabilities	2,905	636	-		-		3,541
Total liabilities	297,225	172,397	(131,556)		123,557		461,623

STOCKHOLDERS’ EQUITY
Common stock	1,096	65,488	(65,445)	5(G)	200	6(B)	1,339
Additional paid-in capital	641,736	12,087	9,213	5(A), 5(G)	4,228	6(B)	667,264
Accumulated deficit	(178,996)	(154,824)	153,174	5(G)	-		(180,646)
Accumulated other comprehensive loss	(1,364)	2,903	(2,903)	5(G)	-		(1,364)
Treasury stock	(11,518)	-	-		-		(11,518)
Non-controlling interest	156	-	-		-		156
Total equity	451,110	(74,346)	94,039		4,428		475,231
Total liabilities and stockholders’ equity	748,335	98,051	(37,517)		127,985		936,854

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Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss for six months ended September 30, 2024

(In thousands, except share and per share data)

	Powerfleet, Inc. (includes MiX Telematics from April 2, 2024)	Fleet Complete OpCos (six months ended June 30, 2024) (Note 8)	Transaction Accounting Adjustments	Note 5 Ref.	Other Transaction Accounting Adjustments	Note 6 Ref.	Pro Forma Combined
Revenues:
Products	39,031	10,037	-		-		49,068
Services	113,417	51,312	-		-		164,729
Total revenues	152,448	61,349	-		-		213,797

Cost of revenues:
Cost of products	26,680	7,154	-		-		33,834
Cost of services	44,777	13,116	5,172	5(C)	-		63,065
Gross profit	80,991	41,079	(5,172)		-		116,898

Operating expenses:							-
Selling, general and administrative expenses	92,117	32,371	(1,627)	5(H)	-		122,861
Research and development expenses	6,536	5,376	-		-		11,912
Total operating expenses	98,653	37,747	(1,627)		-		134,773

Loss from operations	(17,662)	3,332	(3,545)		-		(17,875)

Interest income	472	-	-		-		472
Interest expense, net	(6,733)	(8,732)	8,732	5(I)	(6,583)	6(C)	(13,316)
Other (expense) income, net	1,050	(1,134)	-		-		(84)

Net loss before income taxes	(22,873)	(6,534)	5,187		(6,583)		(30,803)
Income tax expense	(1,309)	(2,994)	(1,363)	5(J)	1,517	6(D)	(4,149)
Net loss before non-controlling interest	(24,182)	(9,528)	3,824		(5,066)		(34,952)
Non-controlling interest	(18)	-	-		-		(18)
Net loss	(24,200)	(9,528)	3,824		(5,066)		(34,970)
Preferred stock dividends	(25)	-	-		-		(25)
Net loss attributable to common stockholders	(24,225)	(9,528)	3,824		(5,066)		(34,995)

Basic and diluted earnings per share	(0.23)						(0.27)
Weighted average common shares outstanding – basic and diluted (‘000) - Powerfleet	107,335		4,286	5(G)	20,000	6(B)	131,621

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Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss for the year ended March 31, 2024

(In thousands, except share and per share data)

	Powerfleet, Inc.	MiX Telematics	Reclassifications – Note 7(H)	Transaction Accounting Adjustments (MiX Telematics)	Note 7 Ref.	Other Transaction Accounting Adjustments (MiX Telematics)	Note 7 Ref.	Pro Forma Combined (Adjusted for MiX Telematics Combination)	Fleet Complete OpCos (Note 8)	Transaction Accounting Adjustments	Note 5 Ref.	Other Transaction Accounting Adjustments	Note 6 Ref.	Pro Forma Combined
Revenues:
Products	49,313	21,600		-		-		70,913	17,439	-		-		88,352
Services	85,311	130,680		-		-		215,991	100,812	-		-		316,803
Total revenues	134,624	152,280		-		-		286,904	118,251	-		-		405,155

Cost of revenues:								-						-
Cost of products	36,916	14,628		-		-		51,544	12,301	-		-		63,845
Cost of services	31,003	45,405		4,228	7(A)	-		80,636	25,537	9,745	5(C)	-		115,918
Gross profit	66,705	92,247	-	(4,228)		-		154,724	80,413	(9,745)		-		225,392

Operating expenses:								-						-
Selling, general and administrative expenses	76,144	-	75,695	3,427	7(B)	-		155,266	59,957	428	5(H)	-		215,651
Research and development expenses	8,675	-	6,118	-		-		14,793	11,005	-		-		25,798
Sales and marketing		14,239	(14,239)	-		-		-	-	-		-		-
Administration and other	-	67,574	(67,574)	-		-		-	-	-		-		-
Total operating expenses	84,819	81,813	-	3,427		-		170,059	70,962	428		-		241,449

Loss from operations	(18,114)	10,434	-	(7,655)		-		(15,335)	9,451	(10,173)		-		(16,057)

Interest income	338	1,142		-		-		1,480	-	-		-		1,480
Interest expense, net	(2,174)	(2,347)		-		(9,474)	7(E)	(13,995)	(18,092)	18,092	5(I)	(12,910)	6(C)	(26,905)
Bargain purchase - Movingdots	1,800	-		-		-		1,800	-	-		-		1,800
Other (expense) income, net	(87)	(179)		-		-		(266)	(3,939)	-		-		(4,205)

Net loss before income taxes	(18,237)	9,050	-	(7,655)		(9,474)		(26,316)	(12,580)	7,919		(12,910)		(43,887)
Income tax expense	(549)	(6,465)		894	7(C)	(279)	7(F)	(6,399)	(3,343)	(2,512)	5(J)	2,976	6(D)	(9,278)
Net loss before non-controlling interest	(18,786)	2,585	-	(6,761)		(9,753)		(32,715)	(15,923)	5,407		(9,934)		(53,165)
Non-controlling interest	(49)	-		-		-		(49)	-	-		-		(49)
Net loss	(18,835)	2,585	-	(6,761)		(9,753)		(32,764)	(15,923)	5,407		(9,934)		(53,214)
Accretion of preferred stock	(15,480)	-		-		15,480	7(G)	-	-	-		-		-
Preferred stock dividends	(4,514)	-		-		4,514	7(G)	-	-	-		-		-
Net loss attributable to common stockholders	(38,829)	2,585	-	(6,761)		10,241		(32,764)	(15,923)	5,407		(9,934)		(53,214)

Basic and diluted earnings per share	(1.08)							(0.30)						(0.40)
Weighted average common shares outstanding – basic and diluted (‘000) - Powerfleet	35,813			72,073	7(D)			107,886		4,286	5(G)	20,000	6(B)	132,172

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Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 – Description of the transaction

On October 1, 2024, Powerfleet entered into the Purchase Agreement to acquire Fleet Complete. Pursuant to the terms of the Purchase Agreement, Powerfleet acquired all of the issued and outstanding share capital of Fleet Complete in exchange for a payment of an aggregate purchase price of $194 million. Of this purchase price, $21 million was satisfied by the issuance of 4,285,714 shares of Powerfleet common stock and the remainder of $173 million was paid in cash.

In connection with the FC Acquisition, Powerfleet, together with IDSY and Movingdots, entered into the Facility Agreement with RMB on September 27, 2024, pursuant to which RMB agreed to provide the Company with a term loan facility in an aggregate principal amount of $125 million. The proceeds of the RMB Term Facility were used by the Company to pay a portion of the purchase price for the FC Acquisition.

On September 18, 2024, the Company entered into a Subscription Agreement with various accredited investors, pursuant to which the Company issued an aggregate of 20,000,000 shares of the Company’s common stock at a price per share of $3.50 for aggregate gross proceeds of $70 million. The majority of such capital proceeds funded the remaining portion of the purchase price of the FC Acquisition.

On April 2, 2024, Powerfleet consummated the MiX Telematics Combination, resulting in Powerfleet issuing 70,704,110 shares of Powerfleet common stock to acquire 554,020,612 MiX Telematics ordinary shares, net of treasury shares, based on the shares in issue at April 2, 2024.

In connection with the MiX Telematics Combination, Powerfleet raised new net debt funding of $102.7 million in order to fully redeem all of its outstanding Series A preferred stock. On April 2, 2024, concurrently with the consummation of the MiX Telematics Combination, the Series A preferred stock was redeemed in full for $90.3 million, which was funded with the proceeds raised from the MiX Debt Funding.

Additionally, certain of Fleet Complete’s historical debt was repaid by Powerfleet in connection with the FC Acquisition.

Note 2 – Basis of presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The FC Acquisition will be accounted for under the acquisition method of accounting for business combinations pursuant to the provisions of ASC 805 with Powerfleet treated as the “accounting acquirer”. As a result of the FC Acquisition, Powerfleet controls Fleet Complete as it beneficially owns 100% of the outstanding share capital of Fleet Complete. Under the acquisition method of accounting, the estimated purchase price will be allocated to Fleet Complete’s assets acquired and liabilities assumed based upon their estimated fair values, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, at the Acquisition Date. Any excess of consideration transferred over the preliminary estimate of the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Significant judgment is required in determining the preliminary fair values of identified intangible assets, property, plant and equipment, inventories, certain other assets, and assumed liabilities. These preliminary valuations of assets acquired, and liabilities assumed are determined using market, income and cost approaches from the perspective of a market participant, which requires estimates and assumptions including, but not limited to, estimating future cash flows in addition to developing the appropriate market discount rates and obtaining available market pricing for comparable assets. The final valuation may materially change the allocation of the purchase price, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information.

The historical audited and unaudited consolidated financial statements of Powerfleet were prepared in accordance with US GAAP and presented in U.S. dollars. The historical audited combined financial statements and unaudited condensed combined financial statements of Fleet Complete OpCos were prepared in accordance with ASPE and shown in Canadian dollars. The financial statements of Canada Holdco, CIH and Golden Eagle Holdings, Inc. are not included in this filing as their business operations are immaterial and have no impact on the pro forma condensed combined balance sheets and statements of operations and comprehensive loss presented in this filing. Certain translation adjustments and reclassifications have been made in order to align the historical presentation of Fleet Complete OpCos to Powerfleet. Refer to Note 8 for such adjustments.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Powerfleet and Fleet Complete OpCos adjusted to give effect to the FC Acquisition and other events contemplated by the Purchase Agreement as described herein. The unaudited pro forma condensed combined balance sheet as of September 30, 2024 combines the historical balance sheets of Powerfleet and Fleet Complete OpCos on a pro forma basis assuming the FC Acquisition and related financings had been consummated on September 30, 2024. The unaudited pro forma condensed combined statements of income for the six months ended September 30, 2024 and the year ended March 31, 2024 combines the historical statements of income of Powerfleet and Fleet Complete OpCos on a pro forma basis assuming the FC Acquisition and related financings as if they had occurred on April 1, 2023, the beginning of the earliest period presented.

In addition, the unaudited pro forma condensed combined balance sheet information as of September 30, 2024 and the unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended March 31, 2024 and the six months ended September 30, 2024 are also based upon and derived from the historical financial information of MiX Telematics, which was combined with the Company on April 2, 2024 (transactions happening from April 1, 2024 to April 2, 2024 were immaterial). The unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended March 31, 2024 was adjusted to give effect to MiX Telematics Combination as if it had occurred on April 1, 2023.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Powerfleet and they are based on the information available at the time of their preparation. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements are intended to provide information about the impact of the Transactions as if it had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have an impact on Powerfleet’s results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made.

Accounting policies and reclassification

For the purposes of preparing the unaudited pro forma condensed combined financial information, Powerfleet conducted a preliminary review of Fleet Complete OpCos’ accounting policies to identify significant differences. Based on its preliminary review, management identified certain accounting policy differences that were presented within the US GAAP adjustments (Note 8) and also certain reclassification adjustments to conform Fleet Complete OpCos’ historical financial statements presentation to Powerfleet’s financial statement presentation. Management will perform a comprehensive review of Fleet Complete OpCos’ accounting policies. As a result of the review, management may identify differences between the accounting policies or financial statement classifications of the two businesses which, when conformed, could have a material impact on the consolidated financial statements of Fleet Complete OpCos and Powerfleet.

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Note 3 – Consideration transferred

Powerfleet acquired the issued share capital of Fleet Complete on October 1, 2024, in exchange for a payment of an aggregate purchase price of $194 million. Of this purchase price, $21 million was satisfied by the issuance of 4,285,714 shares of Powerfleet common stock to Ontario Teachers’ Pension Plan Board (“OTPP”), which was an existing indirect shareholder of Fleet Complete. The remainder of $173 million was paid in cash.

The following table presents the preliminary estimate of the fair value of the consideration transferred for the FC Acquisition (in thousands):

Cash consideration to former shareholders (a)	$16,225
Share consideration paid to the seller (b)	21,343
Escrow (c)	3,848
Indebtedness payoff (d)	152,382
Total consideration transferred	$193,798

Notes:

a)	Represents amounts paid to existing shareholders of $16,225.

b)	Represents Powerfleet’s common stock to be issued to an affiliate of OTPP, a former shareholder of Fleet Complete.

Number of shares issued to OTPP	4,285,714
Powerfleet’s share price as of October 1, 2024	$4.98
Share consideration transferred	$21,343

c)	Represents amount deposited in Escrow account of $3,848.

d)	Represents repayment of Fleet Complete’s existing debt of $152,382.

Note 4 – Preliminary purchase price allocation

The allocation of the estimated purchase price with respect to the FC Acquisition is based upon management’s estimates of and assumptions related to the fair values of assets to be acquired and liabilities to be assumed as of September 30, 2024, using currently available information. Since the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the estimated fair value of the purchase consideration and the final purchase price allocation and the resulting effect on Powerfleet’s financial position and results of operations may differ materially from the pro forma amounts included herein.

The following table summarizes the preliminary allocation of the estimated purchase price as of September 30, 2024:

(in thousands)
Assets acquired	Estimated fair value
Cash and cash equivalents	$3,143
Accounts receivable	20,928
Inventory	5,883
Prepaid expenses and other current assets	7,942
Fixed assets	3,610
Intangible assets	101,750
Right of use asset	2,905
Deferred tax asset	1,492
Other assets	6,360
Total assets acquired (a)	$154,013
Liabilities assumed
Accounts payable and accrued expenses	30,096
Deferred revenue - current	4,296
Lease liability - current	1,025
Lease liability - non-current	1,910
Deferred tax liability	1,228
Other long-term liabilities	636
Total liabilities assumed (b)	$39,191
Total assets acquired in excess of liabilities assumed (c) = (a) – (b)	$114,822
Total consideration transferred (d)	$193,798
Goodwill (d) – (c)	$78,976

The preliminary purchase price allocation reflects the adjustment to historical intangible assets acquired by Powerfleet to their estimated fair values. As part of the preliminary valuation analysis, identified intangible assets included trade names, developed technology and customer relationships.

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This preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations and comprehensive loss presented above statement of income. The final purchase price allocation will be determined when Powerfleet has completed the detailed valuations and necessary calculations. The estimated purchase price of the FC Acquisition has been allocated on a preliminary basis to the acquired tangible and identifiable intangible assets and assumed liabilities based on management’s current estimate of fair value with the excess cost over net tangible and identifiable intangible assets acquired being determined as goodwill. Management retained the services of a third party to assist in the preliminary valuation of the identifiable intangible assets acquired. These allocations are subject to change pending a final determination of the purchase price of Fleet Complete, the identification of additional acquired assets and assumed liabilities and the allocation of the final purchase price to the fair value of acquired assets and assumed liabilities. The completion of Powerfleet’s accounting for the FC Acquisition, including assessing accounting policies for conformity, the determination of final purchase price, the identification of acquired assets and assumed liabilities, the allocation of the final purchase price to the fair value of acquired assets and assumed liabilities and changes in the amortization periods of amortizable assets will cause differences from the information presented herein and those differences may be material.

Note 5 – Transaction accounting adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows (amounts in thousands):

(A)	Represents the consideration transferred for the acquisition of Fleet Complete of $193,798, which includes cash of $172,455 and $21,343 paid through issued shares according to Note 3.

(B)	Represents the elimination of $32,406 of existing goodwill of Fleet Complete and the preliminary recognition of $78,976 of goodwill arising out of the FC Acquisition.

(C)	Represents the elimination of $3,091 of existing intangible assets of Fleet Complete, leaving a remaining intangible asset of $2,750 related to computer software. Represents the preliminary recognition of $99,000 of intangible assets attributable to the FC Acquisition. Additionally, represents the elimination of $7,833 of capitalized sales commissions in other assets, because this is already included in customer relationships as part of the purchase price allocation adjustment.

The following table summarizes the preliminary estimated fair values of Fleet Complete’s identifiable intangible assets as of the acquisition date, and their estimated useful lives, along with the estimated amortization expense calculated using the straight-line method of amortization:

(in thousands)	Estimated fair value	Estimated useful life in years	Six months ended September 30, 2024 amortization expense	Year ended March 31, 2024 amortization expense
Trade names	$4,000	4.5	$444	$889
Developed technology	25,000	5.5	2,273	4,545
Customer relationships	70,000	9.5	3,684	7,369
Total identifiable intangible assets and related amortization	$99,000		$6,401	$12,803
Total historical amortization recorded			(1,229)	(3,058)
Transaction accounting adjustments to amortization			$5,172	$9,745

These preliminary estimates of fair value and estimated useful lives will likely differ from final amounts determined after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements.

(D)	Reflects remeasurement of right-of-use assets (including the related fair value adjustments) on the consummation of FC Acquisition.

(E)	Represents accrual of Powerfleet’s non-recurring transaction costs of $1,650 related to the FC Acquisition including fees expected to be paid for financial advisory services, legal services, and professional accounting services. $4,685 of non-recurring transaction costs have already been incurred and included in the historical information in selling, general and administrative expenses for the six months ended September 30, 2024. In addition, $15,596 of transaction costs were incurred by Fleet Complete to effect the sale and were assumed by Powerfleet.

(F)	Represents the settlement of Fleet Complete debt with a carrying value of $148,802, which will be extinguished upon consummation of the FC Acquisition pursuant to the terms of the Purchase Agreement.

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(G)	Stockholders’ equity includes the following adjustments (amounts in thousands):

1.	Adjustment to common stock of $43 and additional paid-in capital of $21,300 to recognize estimated consideration transferred through issue of Powerfleet’s common shares based on the closing share price of $4.98 on October 1, 2024 as mentioned in Note 3 above.

2.	Adjustment to accumulated deficit of $1,650 related to the transaction costs liability to be paid by Powerfleet as part of the closing of the FC Acquisition as mentioned in Note (E) above.

3.	Elimination of historical Fleet Complete share capital, additional paid-in capital, accumulated deficit and other equity reserves amounting to $74,346:

Elimination of historical equity accounts of Fleet Complete	$65,488
Elimination of historical additional paid-in capital of Fleet Complete	12,087
Accumulated deficit	(154,824)
Accumulated other comprehensive loss	2,903
Total	$(74,346)

4.	Pro forma earnings per share data is based on the weighted-average shares outstanding of Powerfleet common stock for the period presented and assumes the issuance of 4,285,714 shares of Powerfleet common stock to OTPP. Powerfleet’s historical earnings per share is computed based on the allocation of Powerfleet’s net income/ (loss) attributable to common shareholders divided by the weighted-average common shares outstanding under the two-class method.

(H)	Selling, general and administrative expenses for the six months ended September 30, 2024 and year ended March 31, 2024 includes the following adjustments (in thousands):

	Six months ended September 30, 2024	Year ended March 31, 2024
Recognition of the estimated new lease expense	$633	1,848
Reversal of historical leases operating expenses	(677)	(1,352)
Reversal of historical gain on lease remeasurement	-	1,407
Transaction costs related to the acquirer (Note 5(E))	-	1,650
Reversal of capitalized sales commissions*	(1,583)	(3,125)
Total	$(1,627)	428

* The adjustment to reverse amortization of other assets relates to the preliminary purchase price allocation adjustment to remove the Fleet Complete OpCo’s historical capitalized commissions included in other assets (Note 5(C)).

(I)	Interest expense, net for the six months ended September 30, 2024 and year ended March 31, 2024 includes the following adjustments (in thousands):

	Six months ended September 30, 2024	Year ended March 31, 2024
Reversal of interest expense on indebtedness paid off (Note 3)	$8,732	18,092
Total	$8,732	18,092

(J)	Tax expense on the transaction accounting adjustments at the effective tax rate of 26.25% is $1,363 and $2,512 for the six months ended September 30,2024 and the year ended March 31, 2024, respectively.

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Note 6 – Other transaction accounting adjustments

(A)	Powerfleet raised new net debt funding under the RMB Term Facility of $125,000 (or $123,557, net of deferred financing charges fees of $1,443) in order to finance the purchase price for the FC Acquisition. Borrowings under the RMB Term Facility will mature in five years and will bear interest based on SOFR+ 5% per annum.

The debt was presented as current and non-current as follows (in thousands):

Short-term bank debt and current maturities of long-term debt	$-
Long-term debt, less current maturities	123,557
Total	$123,557

The net increase in cash on hand reflects the new debt of $125,000 incurred to finance the purchase of Fleet Complete, less $1,443 of debt issuance costs.

(In thousands)
Gross proceeds on issuance of new debt	$125,000
Less: Debt structuring fees	(1,443)
Cash on hand	$123,557

(B)	On September 18, 2024, Powerfleet also entered into a Subscription Agreement with various accredited investors to raise $70,000 (or $66,279, net of fees of $3,721) through the Private Placement of an aggregate of 20,000,000 shares of Powerfleet’s common stock at a price of $3.50 to fund a portion of the purchase price. The adjustment represents $4,428 of proceeds received on October 1, 2024 (including $61,851 received by September 30, 2024 that was included in Restricted Cash as of September 30, 2024 (as presented in Note 5(A))) and subsequently used to fund a portion of the purchase price.

(C)	Represents the net increase to interest expense resulting from interest on the RMB Term Facility to finance the FC Acquisition.

(In thousands)	Six months ended September 30, 2024	Year ended March 31, 2024
Interest expense on RMB Term Facility	$6,583	12,910
Total	$6,583	12,910

(D)	Tax benefit on the additional withholding tax on interest related to funding raised at the effective tax rate of 23.05% is $1,517 and $2,976 for the six months ended September 30, 2024 and the year ended March 31, 2024, respectively.

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Note 7 – Pro Forma adjustments pertaining to acquisition of MiX Telematics included in the unaudited pro forma condensed combined statement of operations and comprehensive loss for the year ended March 31, 2024

The following table summarizes the preliminary estimated fair values of MiX Telematics’ identifiable intangible assets, as of April 2, 2024 and their estimated useful lives, along with the estimated amortization expense calculated using the straight-line method of amortization:

(in thousands)	Estimated fair value	Estimated useful life in years	Year ended March 31, 2024 amortization expense
Trade names	$10,000	14	$714
Developed technology	30,000	5	6,000
Customer relationships	113,000	13	8,692
Total identifiable intangible assets and related amortization	$153,000		$15,406
Total historical amortization recorded			(6,201)
Transaction accounting adjustments to amortization			$9,205

These preliminary estimates of fair value and estimated useful lives will likely differ from final amounts determined after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements.

Transaction accounting adjustments:

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows (amounts in thousands):

(A)	The pro forma adjustment to cost of services includes the following:

1.	Elimination of historical amortization of intangibles of $6,201 and recognition of amortization of intangibles identified in the MiX Telematics Combination of $15,406.

2.	Elimination of historical amortization of capitalized commissions of $4,977.

(B)	The pro forma adjustments to selling, general, and administrative expense includes the following:

1.	Elimination of historical amortization of capitalized commissions of $917.

2.	Acceleration of compensation cost of $2,528 related to Powerfleet stock options and restricted stock, which were accelerated on consummation of MiX Telematics Combination.

3.	Recognition of compensation costs of $2,926 pertaining to the replacement Powerfleet awards granted to existing MiX Telematics employees and the reversal of historical compensation costs of $1,110 related to the MiX Telematics awards being replaced.

(C)	Tax effects at the South African tax rate of 27% on amortization of intangible assets and reversal of other assets.

(D)	At the acquisition date, Powerfleet issued 70,704,110 shares in exchange of MiX Telematics ordinary shares outstanding, and 1,368,567 shares as part of the acceleration of Powerfleet stock options and restricted stock.

Other transaction accounting adjustments:

(E)	The pro forma adjustments to interest expense, net include the interest expense of $9,181 and the debt restructuring cost of $293 related to the MiX Debt Funding of $103,800 (or $102,669, net of fees of $1,131) raised by Powerfleet in order to fully redeem all its outstanding Series A convertible preferred stock.

(F)	Tax effects on the additional interest related to funding raised.

(G)	The redemption of all Powerfleet’s outstanding Series A convertible preferred stock is assumed to take place on April 1, 2023; therefore, the related accretion of preferred stock of $15,480 and preferred stock dividends of $4,514 for the year ended March 31, 2024 has been reversed.

(H)	Reclassifications have been made to MiX Telematics’ audited consolidated statement of income for the years ended March 31, 2024 to conform the presentation to Powerfleet’s accounting policies for:

1.	research and development expenses included in administration and other expenses presented separately by Powerfleet; and

2.	combine sales and marketing expenses and administration and other expenses to conform to the Powerfleet presentation.

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Note 8 – Reclassification and US GAAP Adjustments

Fleet Complete OpCos’ historical financial statements have been prepared in accordance with ASPE, which differs in certain material respects from US GAAP. In order to prepare pro forma financial statements, Fleet Complete OpCos’ historical financial statements have been adjusted to reflect Fleet Complete OpCos’ consolidated statements of operations and statement of financial position on a US GAAP basis by recording appropriate adjustments (“US GAAP adjustments”).

During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary review of Fleet Complete OpCos’ financial information to identify US GAAP adjustments, differences in accounting policies and financial statement presentation as compared to those of Powerfleet. At the time of preparing the unaudited pro forma condensed combined financial information, Powerfleet was not aware of any material differences other than the adjustments described herein. However, Powerfleet will continue to perform its detailed review of Fleet Complete OpCos’ accounting policies, including convergence of its accounting policies to US GAAP. Upon completion of that review, differences may be identified between the accounting policies of the two businesses that, when confirmed, could have a material impact on the unaudited pro forma condensed combined financial information.

Unaudited Combined Historical Balance Sheet as of June 30, 2024

(In thousands, except share and per share data)

	Historical	Reclassification Adjustments (Note g)	Subtotal	US GAAP Adjustments	Notes	Fleet Complete OpCos	Fleet Complete OpCos (Note h)
	CAD	CAD		CAD		CAD	USD
ASSETS
Current assets:
Cash and cash equivalents	4,304		4,304	-		4,304	3,143
Restricted cash	-		-	-		-	-
Accounts receivable	28,658		28,658	-		28,658	20,928
Inventory, net	8,056		8,056	-		8,056	5,883
Deferred costs - current	10,273		10,273	(10,273)	(b)	-	-
Prepaid expenses and other current assets	2,711	203	2,914	7,962	(b)	10,876	7,942
Income taxes recoverable	203	(203)	-	-		-	-
Total current assets	54,205	-	54,205	(2,311)		51,894	37,896

Fixed assets, net	1,592		1,592	3,352	(b)	4,944	3,610
Goodwill	44,375		44,375	-		44,375	32,406
Intangible assets, net	7,999		7,999	-		7,999	5,841
Right of use asset	-		-	3,578	(a)	3,578	2,613
Deferred tax asset	-	2,043	2,043	-		2,043	1,492
Future income tax assets	2,043	(2,043)	-	-		-	-
Deferred contract costs	17,697	(17,697)	-	-		-	-
Other assets	-	17,697	17,697	1,737	(b), (d)	19,434	14,193
Total Assets	127,911	-	127,911	6,356		134,267	98,051

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	19,842	13	19,855	-		19,855	14,500
Deferred revenue - current	8,979		8,979	(3,096)	(b)	5,883	4,296
Short-term bank debt and current maturities of long-term debt	-		-	-		-	-
Income taxes payable	13	(13)	-	-		-	-
Lease liability - current	-		-	1,404	(a)	1,404	1,025
Total current liabilities	28,834	-	28,834	(1,692)		27,142	19,821

Long-term debt - less current maturities	203,762		203,762	-		203,762	148,802
Deferred revenue - less current portion	-		-	-		-	-
Lease liability - less current portion	-		-	2,616	(a)	2,616	1,910
Deferred tax liability	-	975	975	706	(f)	1,681	1,228
Future income tax liability	975	(975)	-	-		-	-
Other long-term liabilities	288		288	583	(a), (e)	871	636
Total liabilities	233,859	-	233,859	2,213		236,072	172,397

Stockholder’s equity
Preferred stock	-		-	-		-	-
Common stock	89,676		89,676	-		89,676	65,488
Additional paid-in capital	16,552		16,552	-		16,552	12,087
Accumulated deficit	(216,225)		(216,225)	4,218	(a), (b), (d), (e), (f)	(212,007)	(154,824)
Accumulated other comprehensive loss	4,049		4,049	(75)	(b)	3,974	2,903
Total stockholders’ equity	(105,948)	-	(105,948)	4,143		(101,805)	(74,346)
Total liabilities and stockholders’ equity	127,911	-	127,911	6,356		134,267	98,051

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Unaudited Combined Historical Statement of Comprehensive Income (Loss) for the six months ended June 30, 2024

(In thousands, except share and per share data)

	Historical	Reclassification Adjustments (Note g)	Subtotal	US GAAP adjustments	Notes	Fleet Complete OpCos	Fleet Complete OpCos (Note h)
	CAD	CAD		CAD		CAD	USD
Revenue:
Revenue	72,646	(72,646)	-	-		-	-
Revenue from Products		6,169	6,169	7,465	(b)	13,634	10,037
Revenue from Services		66,477	66,477	3,221	(b), (c)	69,698	51,312
Total revenue	72,646	-	72,646	10,686		83,332	61,349

Cost of revenue:
Cost of products	-	10,924	10,924	(1,207)	(b)	9,717	7,154
Cost of services	-	17,174	17,174	642	(b)	17,816	13,116
Direct costs	19,715	(19,715)	-	-		-	-
Amortization of deferred contract costs	6,714	(6,714)	-	-		-	-
	26,429	1,669	28,098	(565)		27,533	20,270
Gross profit	46,217	(1,669)	44,548	11,251		55,799	41,079

Operating expenses:
Selling, general and administrative expenses	9,968	23,018	32,986	10,984	(a), (c), (d) (e)	43,970	32,371
Research and development expenses	7,278	25	7,303	-		7,303	5,376
Operations expenses	9,630	(9,630)	-	-		-	-
General and administrative expenses	11,283	(11,283)	-	-		-	-
	38,159	2,130	40,289	10,984		51,273	37,747
Profit from operations	8,058	(3,799)	4,259	267		4,526	3,332

Depreciation of property and equipment	(298)	298	-	-		-	-
Amortization of intangible assets	(3,087)	3,087	-	-		-	-
Foreign exchange (income) loss	(105)	105	-	-		-	-
Interest and financing fees on bank operating loan	(11,861)	11,861	-	-		-	-
Stock based compensation	(309)	309	-	-		-	-
Other corporate expenses	(1,540)	1,540	-	-		-	-
Interest expense, net	-	(11,861)	(11,861)	-		(11,861)	(8,732)
Other (expense) income, net	-	(1,540)	(1,540)	-		(1,540)	(1,134)
	(17,200)	3,799	(13,401)	-		(13,401)	(9,866)
Net loss before income taxes	(9,142)	-	(9,142)	267		(9,003)	(6,534)
Current income taxes (recovery)	(138)	138	-	-		-	-
Future income taxes (recovery)	(3,732)	3,732	-	-		-	-
Income tax expense		(3,870)	(3,870)	(197)	(f)	(4,067)	(2,994)
	(3,870)	-	(3,870)	(197)		(4,067)	(2,994)
Net loss	(13,012)	-	(13,012)	70		(12,942)	(9,528)

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Unaudited Adjusted Historical Statement of Comprehensive Income (Loss) for the year ended March 31, 2024

(In thousands, except share and per share data)

	Historical	Reclassification Adjustments (Note g)	Subtotal	US GAAP adjustments	Notes	Fleet Complete OpCos	Fleet Complete OpCos (Note h)
	CAD	CAD		CAD		CAD	USD
Revenue:
Revenue	141,987	(141,987)	-	-		-	-
Revenue from Products	-	10,945	10,945	12,580	(b)	23,525	17,439
Revenue from Services	-	131,042	131,042	4,951	(b), (c)	135,993	100,812
Total Revenue	141,987	-	141,987	17,531		159,518	118,251

Cost of revenue:
Cost of products	-	20,205	20,205	(3,611)	(b)	16,594	12,301
Cost of services	-	33,293	33,293	1,156	(b)	34,449	25,537
Direct costs	36,448	(36,448)	-	-		-	-
Amortization of deferred contract costs	12,924	(12,924)	-	-		-	-
	49,372	4,126	53,498	(2,455)		51,043	37,838
Gross profit	92,615	(4,126)	88,489	19,986		108,475	80,413

Operating expenses:
Selling, general and administrative expenses	19,358	41,953	61,311	19,569	(a), (c), (d) (e)	80,880	59,957
Research and development expenses	14,797	49	14,846	-		14,846	11,005
Operations expenses	17,874	(17,874)	-	-		-	-
General and administrative expenses	20,215	(20,215)	-	-		-	-
	72,244	3,913	76,157	19,569		95,726	70,962
Profit from operations	20,371	(8,039)	12,332	417		12,749	9,451

Depreciation of property and equipment	(885)	885	-	-		-	-
Amortization of intangible assets	(6,962)	6,962	-	-		-	-
Foreign exchange (income) loss	418	(418)	-	-		-	-
Interest and financing fees on bank operating loan	(24,406)	24,406	-	-		-	-
Stock-based compensation	(610)	610	-	-		-	-
Other corporate expenses	(5,313)	5,313	-	-		-	-
Interest income	-		-	-		-	-
Interest expense, net	-	(24,406)	(24,406)	-		(24,406)	(18,092)
Other (expense) income, net	-	(5,313)	(5,313)	-		(5,313)	(3,939)
	(37,758)	8,039	(29,719)	-		(29,719)	(22,031)
Net loss before income taxes	(17,387)	-	(17,387)	417		(16,970)	(12,580)

Current income taxes (recovery)	(495)	495	-	-		-	-
Future income taxes (recovery)	(3,998)	3,998	-	-		-	-
Income tax expense		(4,493)	(4,493)	(17)	(f)	(4,510)	(3,343)
	(4,493)	-	(4,493)	(17)		(4,510)	(3,343)
Net loss	(21,880)	-	(21,880)	400		(21,480)	(15,923)

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Notes to US GAAP adjustments:

a)	Operating leases

In Fleet Complete OpCos’ historical consolidated financial statements, lease rentals related to operating leases were recognized in net earnings over the lease term on a straight-line basis. No assets or liabilities were recognized on the balance sheet.

Under US GAAP, assets and liabilities are recognized on the balance sheet for the rights and obligations created by operating leases and the operating lease expense is recognized on a straight-line basis over the term of the lease. Deferred rent is not recognized separately from the right of use asset and lease liability, thus historical deferred rent was eliminated from the financial statements.

The following adjustments were made to the balance sheet:

(CAD in thousands)	As of June 30, 2024
Recognition of right-of-use asset	3,578
Recognition of current lease liability	(1,404)
Recognition of non-current lease liability	(2,616)
Reversal of deferred rent from other liabilities	285
Net impact to accumulated deficit	(157)

The following adjustments were made to the statements of comprehensive income (loss):

(CAD in thousands)	Six months ended June 30, 2024	Year ended March 31, 2024
Reversal of historical lease expense under ASPE	(810)	(1,509)
Recognition of lease expense under US GAAP	919	1,824
Gain on remeasurement under US GAAP	-	(1,898)
Selling, general and administrative expenses (Net impact)	109	(1,583)

b)	Bundled sales

In Fleet Complete OpCos’ historical consolidated financial statements, hardware was not identified as a separate performance obligation when recognizing revenue for bundled agreements, which include subscription services to fleet management solutions, hardware and accessories, and installation. Consequently, no transaction price was allocated to hardware transferred but the cost of the hardware transferred was being deferred as Deferred contract costs and amortized over the contract term (including anticipated contracts).

Under US GAAP, hardware is identified as a separate performance obligation that is satisfied at a point in time when control is transferred to the customer. Hence, hardware revenue is recognized when control is transferred to the customer, with a related contract asset, rather than deferring revenue over a period.

The following adjustments were made to the statements of consolidated income (loss):

(CAD in thousands)	Six months ended June 30, 2024	Year ended March 31, 2024
Increase in Revenue from products	7,465	12,580
Decrease in Revenue from services	(7,975)	(16,521)
Decrease in Cost of products*	(1,207)	(3,611)
Increase in Cost of services*	642	1,156

* The adjustments represent reversal of amortization of hardware costs deferred under ASPE and recognition of cost of hardware transferred and depreciation of hardware costs leased as per US GAAP.

The following adjustments were made to the balance sheet:

(CAD in thousands)	As of June 30, 2024
Reversal of deferred hardware costs – current	(10,273)
Reversal of deferred hardware costs (other assets)	(17,697)
Recognition of fixed assets, net*	3,352
Recognition of contract assets – current (prepaid expenses and other current assets)	7,962
Recognition of contract assets – non-current (other assets)	8,708
Reversal of deferred revenue – current**	3,096
Recognition of CTA in accumulated comprehensive income	75
Net impact to accumulated deficit	(4,777)

* The adjustment represents the recognition of fixed assets for hardware operating lease arrangements with customers.

** Fleet Complete OpCos received cash upfront for certain hardware transferred through channel partners under bundled sales arrangements. Such amounts were recognized as deferred revenue under ASPE but recognized as revenue on date of hardware transfer under US GAAP.

c)	Principal v. agent determination in contracts with customers

Fleet Complete was identified as a principal in contracts with customers entered into through third party intermediaries under US GAAP. Consequently, revenue was recognized at a gross amount that Fleet Complete expects to be entitled to for providing such goods and services and related agency commissions were recognized as commission expenses within selling, general and administrative expenses. This adjustment led to grossing-up of revenue and selling, general and administrative expenses by CAD 11,196 for the six months ended June 2024 and CAD 21,472 for the year ended March 31, 2024.

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d)	Costs to acquire contracts with customers

In Fleet Complete OpCos’ historical consolidated financial statements, sales commissions were expensed as incurred. No assets were recognized on the balance sheet.

Under US GAAP, a contract cost asset is recognized for the incremental costs of obtaining the contract if an entity expects to recover those costs through future fees from the customers which is then amortized over the contract period, including anticipated contracts. Applying the practical expedient, the incremental costs to obtain contracts were not capitalized if the amortization period for the asset would be one year or less.

The following adjustment was recorded in the Statement of Comprehensive Income (Loss):

(CAD in thousands)	Six months ended June 30, 2024	Year ended March 31, 2024
Reversal of historical commission expense under ASPE	(2,518)	(4,582)
Recognition of commission expense under US GAAP	2,150	4,215
Selling, general and administrative expenses (Net impact)	(368)	(367)

The following adjustment was recorded in the Balance Sheet:

(CAD in thousands)	As of June 30, 2024
Recognition of contract cost asset (other assets)	10,726
Net impact	10,726

e)	Warranties

In Fleet Complete’s historical consolidated financial statements, warranties were expensed as incurred. No liabilities were recognized on the balance sheet.

Under US GAAP, the estimated costs of an assurance-type warranty are generally recorded as a liability when the entity transfers the good or service to the customer. These estimates are derived from historical data and trends of costs of repairing and replacing defective products.

(CAD in thousands)	Six Months Ended June 30, 2024	Year Ended March 31, 2024
Reversal of warranty expense under ASPE	-	-
Recognition of warranty expense under US GAAP	47	47
Net impact	47	47

The following adjustment was recorded in the Balance Sheet:

(CAD in thousands)	As of June 30, 2024
Recognition of warranty liability	(868)
Net impact	(868)

f)	Deferred income taxes

US GAAP uses the asset and liability method whereby deferred income tax assets and liabilities are recognized for temporary differences between financial statement carrying amounts of assets and liabilities and their respective income tax bases. The income tax adjustment reflects the impact on income taxes of the US GAAP adjustments described in this footnote.

The following adjustments were made to the statements of operations and deficit:

(CAD in thousands)	Six Months Ended June 30, 2024	Year Ended March 31, 2024
Income tax expense	197	17

The following adjustments were made to the balance sheet:

(CAD in thousands)	As at June 30, 2024
Recognition of deferred tax liability	(706)
Impact to accumulated deficit	(706)

g)	Reclassification adjustments

Represents reclassifications of historical Fleet Complete OpCos financial statement line items to conform to the expected financial statement line items of the combined company following the FC Acquisition.

h)	Currency translation

The adjusted historical results have been translated from Canadian Dollars to U.S. dollars as below:

●	Assets and liabilities have been translated using the end-of-period exchange rates.

●	Revenues and expenses have been translated using average rates of exchange for the period.

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Note 9 – Financial information for the overlapping period of the three months ended March 31, 2024

Unaudited Condensed Statement of Operations for the three months ended March 31, 2024

Fleet Complete OpCos
Revenues:
Products	$4,855
Services	25,685
Total revenues	30,540

Cost of revenues:
Products	3,469
Services	6,574
Gross profit	20,497

Selling, general, and administrative expenses	16,229
Research and development expenses	2,750
Total operating expenses	18,979

Operating income	1,518

Interest expense, net	(4,408)
Other (expense) income, net	(148)
Net loss before income taxes	(3,038)
Income tax expense	(2,991)
Net Loss	$(6,029)

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